Exhibit 99.1

Cross Country Healthcare Announces Fourth Quarter and Full Year 2021 Financial Results

BOCA RATON, Fla.--(BUSINESS WIRE)--February 23, 2022--Cross Country Healthcare, Inc. (the "Company") (Nasdaq: CCRN) today announced financial results for its fourth quarter and full year ended December 31, 2021.

SELECTED FINANCIAL INFORMATION:

Dollars are in thousands, except per share amounts	Q4 2021	Variance Q4 2021 vs Q4 2020		Variance Q4 2021 vs Q3 2021		Full Year 2021	Variance 2021 vs 2020
Revenue	$640,679	197%		71%		$1,676,652	100%
Gross profit margin*	23.0%	(220)	bps	60	bps	22.4%	(180)	bps
Net income attributable to common stockholders	$77,573	1,582%		231%		$132,002	1,118%
Diluted EPS	$2.07	$1.94		$1.45		$3.53	$3.89
Adjusted EBITDA*	$80,933	604%		169%		$162,053	346%
Adjusted EBITDA margin*	12.6%	730	bps	460	bps	9.7%	540	bps
Adjusted EPS*	$1.40	$1.21		$0.79		$3.06	$2.60
Cash flows from operations	$(73,365)	(3,903)%		(2,491)%		$(85,618)	(415)%

* Refer to accompanying tables and discussion of non-GAAP (Generally Accepted Accounting Principles) financial measures below.

Business Highlights

  Historic fourth quarter and full year financial performance due to solid execution
  Fourth quarter financial performance exceeded all original guidance ranges
  Year-over-year and sequential volume growth across all lines of business
  Adjusted EBITDA margin of 12.6% for the quarter and 9.7% for the year
  Strong double digit growth from Cross Country Workforce Solutions Group
  Two strategic acquisitions consummated in 2021 for home health and education
  Increased borrowing capacity by $75.0 million during the quarter to fund organic growth

"Over the last three years, we have completely transformed the way Cross Country Healthcare does business and it shows in our historic results. Clients and clinicians alike are increasingly seeing the tremendous value proposition of working with this amazing team, and we are on a solid trajectory as we enter 2022 for continued growth amidst a continued environment of robust demand and elevated rates," said Kevin Clark, Co-Founder and CEO of Cross Country Healthcare. He continued, "As its chairman and with John Martins assuming the CEO role in March, I am confident that we can continue to deliver exceptional performance for quarters to come."

Fourth quarter consolidated revenue was $640.7 million, an increase of 197% year-over-year and 71% sequentially. Consolidated gross profit margin was 23.0%, down 220 basis points year-over-year and up 60 basis points sequentially. Net income attributable to common stockholders was $77.6 million compared to $4.6 million in the prior year and $23.4 million in the prior quarter. Diluted earnings per share (EPS) was $2.07 per share compared to $0.13 per share in the prior year and $0.62 per share in the prior quarter. Adjusted earnings before interest, taxes, depreciation, and amortization (EBITDA) was $80.9 million or 12.6% of revenue, as compared with $11.5 million or 5.3% of revenue in the prior year, and $30.1 million or 8.0% of revenue in the prior quarter. Adjusted EPS was $1.40 compared to $0.19 in the prior year and $0.61 in the prior quarter.

For the year ended December 31, 2021, consolidated revenue was $1.7 billion, an increase of 100% year-over-year. Consolidated gross profit margin was 22.4%, down 180 basis points year-over-year. Net income attributable to common stockholders was $132.0 million, or 3.53 per diluted share, compared to a net loss of $13.0 million, or $0.36 per diluted share, in the prior year. Adjusted EBITDA was $162.1 million or 9.7% of revenue, as compared with $36.3 million or 4.3% of revenue in the prior year. Adjusted EPS was $3.06 compared to $0.46 in the prior year.

Quarterly Business Segment Highlights

Nurse and Allied Staffing

Revenue was $620.4 million, a 212% increase year-over-year and 74% sequentially. Contribution income was $92.4 million, compared to $22.8 million in the prior year and $40.6 million in the prior quarter. Average field contract personnel on a full-time equivalent (FTE) basis were 11,520 as compared with 5,798 in the prior year and 9,003 in the prior quarter. Revenue per FTE per day was $582 compared to $368 in the prior year and $425 in the prior quarter. The increase in the average number of FTEs was primarily due to headcount growth in travel nurse and allied which grew by more than double over the prior year, as well as additional headcount resulting from the Cross Country Workforce Solutions Group (WSG) acquisition. In the fourth quarter, average bill rates rose as we continued to experience significant demand for our services, due to the continuing impacts from COVID-19, as well as the overall tight labor supply for clinicians and professionals. Throughout the pandemic, we have acted with the utmost integrity, working collaboratively with clients on adjusting bill rates in order to adapt to the rapidly changing market conditions. Ensuring our clients have the continuing supply of clinicians and professionals has remained our top priority, and as a result, for the year ended December 31, 2021, our consolidated gross profit margin decreased 180 basis points year-over-year.

Physician Staffing

Revenue was $20.2 million, an increase of 23% year-over-year and 8% sequentially. Contribution income was $1.4 million, an increase compared to $0.9 million in both the prior year and the prior quarter. Total days filled were 12,739 as compared with 9,911 in the prior year and 12,187 in the prior quarter. Revenue per day filled was $1,588 as compared with $1,658 in the prior year and $1,540 in the prior quarter. The increase in revenue was primarily due to an increase in volume in several specialties. The increase in contribution income was driven by higher revenue, partially offset by higher direct costs.

Cash Flow and Balance Sheet Highlights

Cash flow used in operations was $73.4 million for the quarter and $85.6 million for the full year. The primary driver of the use of cash for both the quarter and the year has been due to the investment in net working capital associated with the historic growth in our business, with accounts receivable increasing $318.4 million since the start of the year. Our DSO or days' sales outstanding was 58 days as of December 31, 2021, flat year-over-year and down 3 days sequentially.

As previously announced in an 8-K filed December 16, 2021, the Company entered into an asset purchase agreement with Selected on December 16, 2021. The purchase price included $3.5 million in cash and $1.5 million in shares of the Company's common stock. The Company also amended its Term Loan Credit Agreement on November 18, 2021, which provided for an incremental term loan in the amount of $75.0 million.

At December 31, 2021, the Company had $1.0 million in cash and cash equivalents and $174.3 million principal balance on its term loan, with $9.2 million of borrowings drawn under its asset-based loan facility (ABL), and $18.2 million of letters of credit outstanding. Availability under the ABL is subject to a borrowing base, which was $150.0 million as of December 31, 2021, with $122.6 million available for borrowing as of December 31, 2021.

Outlook for First Quarter 2022

The guidance below applies only to management’s expectations for the first quarter of 2022.

		Year-over-Year	Sequential
	Q1 2022 Range	Change	Change

Revenue	$740 million - $750 million	125% - 128%	16% - 17%

Gross Profit Margin*	21.5% - 22.0%	(20) bps - 30 bps	(150) bps - (100) bps

Adjusted EBITDA*	$80.0 million - $85.0 million	199% - 218%	(1)% - 5%

Adjusted EPS*	$1.38 - $1.48	$0.80 - $0.90	($0.02) - $0.08

* Refer to discussion of non-GAAP financial measures below.

The above estimates are based on current management expectations and, as such, are forward-looking and actual results may differ materially. The above ranges do not include the potential impact of any future divestitures, mergers, acquisitions, or other business combinations, changes in debt structure, or future share repurchases.

For the first quarter of 2022, average bill rates are anticipated to remain elevated at or slightly above the fourth quarter. As we progress throughout 2022, we anticipate that rates will likely decline as COVID-19 hospitalizations decline. However, demand remains robust amidst a backdrop of tight supply for clinicians and professionals, which will likely continue throughout much of 2022. Though we do not give full year guidance, we do believe that the company will continue to see volume growth throughout 2022, as we continue to invest in both added capacity and our technologies. For the coming year, we anticipate expanding our IT projects, more than doubling the level of investments from 2021.

See accompanying non-GAAP financial measures and tables below.

INVITATION TO CONFERENCE CALL

The Company will hold its quarterly conference call on Wednesday, February 23, 2022, at 5:00 P.M. Eastern Time to discuss its fourth quarter and full year 2021 financial results. This call will be webcast live and can be accessed at the Company's website at ir.crosscountryhealthcare.com or by dialing 888-566-1290 from anywhere in the U.S. or by dialing 773-799-3776 from non-U.S. locations - Passcode: Cross Country. A replay of the webcast will be available from February 23rd through March 9th at the Company's website and a replay of the conference call will be available by telephone by calling 800-391-9853 from anywhere in the U.S. or 203-369-3269 from non-U.S. locations - Passcode: 2022.

ABOUT CROSS COUNTRY HEALTHCARE

Cross Country Healthcare, Inc. (CCH) is a market leading workforce solutions tech-enabled staffing, recruitment, and advisory firm that has 35 years of industry experience and insight. We solve complex labor-related challenges for customers while providing high-quality outcomes and exceptional patient care. As a multi-year Best of Staffing® award winner, we are committed to an exceptionally high level of service to both our clients and our homecare, education, and clinical and non-clinical healthcare professionals. Our Company was the first publicly traded staffing firm to obtain The Joint Commission Certification, which we still hold with a Letter of Distinction. In 2021, we were listed as one of the top four staffing and recruiting employers for women by InHerSights and earned Energage's inaugural 2021 Top Workplaces USA award. We were also Certified™ by Great Place to Work®. We have a longstanding history of investing in diversity, equality, and inclusion as a key component of the organization’s overall corporate social responsibility program which is closely aligned with its core values to create a better future for its people, communities, the planet, and its shareholders.

Copies of this and other news releases as well as additional information about the Company can be obtained online at ir.crosscountryhealthcare.com. Shareholders and prospective investors can also register to automatically receive the Company's press releases, filings with the Securities and Exchange Commission (SEC), and other notices by e-mail.

NON-GAAP FINANCIAL MEASURES

This press release and the accompanying financial statement tables reference non-GAAP financial measures, such as gross profit margin, adjusted EBITDA, and adjusted EPS. Such non-GAAP financial measures are provided as additional information and should not be considered substitutes for, or superior to, financial measures calculated in accordance with U.S. GAAP. Such non-GAAP financial measures are provided for consistency and comparability to prior year results; furthermore, management believes they are useful to investors when evaluating the Company's performance as they exclude certain items that management believes are not indicative of the Company's future operating performance. Pro forma measures, if applicable, are adjusted to include the results of our acquisitions, and exclude the results of divestments, as if the transactions occurred in the beginning of the periods mentioned. Such non-GAAP financial measures may differ materially from the non-GAAP financial measures used by other companies. The financial statement tables that accompany this press release include a reconciliation of each non-GAAP financial measure to the most directly comparable U.S. GAAP financial measure and a more detailed discussion of each financial measure; as such, the financial statement tables should be read in conjunction with the presentation of these non-GAAP financial measures.

FORWARD LOOKING STATEMENTS

In addition to historical information, this press release contains statements relating to our future results (including certain projections and business trends) that are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Private Securities Litigation Reform Act, and are subject to the "safe harbor" created by those sections. Forward-looking statements consist of statements that are predictive in nature, depend upon or refer to future events. Words such as "expects", "anticipates", "intends", "plans", "believes", "estimates", "suggests", "appears", "seeks", "will", "could", and variations of such words and similar expressions are intended to identify forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results and performance to be materially different from any future results or performance expressed or implied by these forward-looking statements. These factors include, but are not limited to, the following: the potential impacts of the COVID-19 pandemic on our business, financial condition, and results of operations, our ability to attract and retain qualified nurses, physicians and other healthcare personnel, costs and availability of short-term housing for our travel healthcare professionals, demand for the healthcare services we provide, both nationally and in the regions in which we operate, the functioning of our information systems, the effect of cyber security risks and cyber incidents on our business, the effect of existing or future government regulation and federal and state legislative and enforcement initiatives on our business, our clients' ability to pay us for our services, our ability to successfully implement our acquisition and development strategies, including our ability to successfully integrate acquired businesses and realize synergies from such acquisitions, the effect of potential liabilities, loses, or other exposures in connection with the WSG acquisition, the effect of liabilities and other claims asserted against us, the effect of competition in the markets we serve, our ability to successfully defend the Company, its subsidiaries, and its officers and directors on the merits of any lawsuit or determine its potential liability, if any, and other factors set forth in Item 1A. "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2020, and in our other filings with the SEC. You should consult any further disclosures the Company makes on related subjects in its filings with the SEC.

Although we believe that these statements are based upon reasonable assumptions, we cannot guarantee future results and readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's opinions only as of the date of this press release. There can be no assurance that (i) we have correctly measured or identified all of the factors affecting our business or the extent of these factors' likely impact, (ii) the available information with respect to these factors on which such analysis is based is complete or accurate, (iii) such analysis is correct and/or (iv) our strategy, which is based in part on this analysis, will be successful. The Company undertakes no obligation to update or revise forward-looking statements. All references to "we", "us", "our", or "Cross Country" in this press release mean Cross Country Healthcare, Inc. and its subsidiaries.

Cross Country Healthcare, Inc.
Consolidated Statements of Operations
(Unaudited, amounts in thousands, except per share data)

	Three Months Ended			Year Ended
	December 31,	December 31,	September 30,	December 31,	December 31,
	2021	2020	2021	2021	2020

Revenue from services	$640,679	$215,606	$374,905	$1,676,652	$836,417
Operating expenses:
Direct operating expenses	493,529	161,214	291,111	1,301,653	633,685
Selling, general and administrative expenses	65,774	44,870	52,847	215,292	173,809
Bad debt expense	2,372	652	1,441	4,783	3,035
Depreciation and amortization	2,720	2,199	2,680	9,852	12,671
Acquisition and integration-related costs	83	—	61	1,068	77
Restructuring costs	239	842	318	2,630	6,052
Impairment charges	—	166	—	2,070	16,248
Total operating expenses	564,717	209,943	348,458	1,537,348	845,577
Income (loss) from operations	75,962	5,663	26,447	139,304	(9,160)
Other expenses (income):
Interest expense	2,817	671	2,182	6,866	2,890
Other (income) expense, net	(154)	326	(375)	(770)	280
Income (loss) before income taxes	73,299	4,666	24,640	133,208	(12,330)
Income tax (benefit) expense	(4,274)	(156)	1,207	1,206	(188)
Consolidated net income (loss)	77,573	4,822	23,433	132,002	(12,142)
Less: Net income attributable to noncontrolling interest in subsidiary	—	210	—	—	820
Net income (loss) attributable to common stockholders	$77,573	$4,612	$23,433	$132,002	$(12,962)

Net income (loss) per share attributable to common stockholders - Basic	$2.10	$0.13	$0.63	$3.60	$(0.36)

Net income (loss) per share attributable to common stockholders - Diluted	$2.07	$0.13	$0.62	$3.53	$(0.36)

Weighted average common shares outstanding:
Basic	36,974	36,177	36,963	36,689	36,088
Diluted	37,736	36,778	37,582	37,392	36,088

Cross Country Healthcare, Inc.
Reconciliation of Non-GAAP Financial Measures
(Unaudited, amounts in thousands)

	Three Months Ended			Year Ended
	December 31,	December 31,	September 30,	December 31,	December 31,
	2021	2020	2021	2021	2020
Adjusted EBITDA:[a]
Net income (loss) attributable to common stockholders	$77,573	$4,612	$23,433	$132,002	$(12,962)
Interest expense	2,817	671	2,182	6,866	2,890
Income tax (benefit) expense[b]	(4,274)	(156)	1,207	1,206	(188)
Depreciation and amortization	2,720	2,199	2,680	9,852	12,671
Acquisition and integration-related costs[c]	83	—	61	1,068	77
Restructuring costs[d]	239	842	318	2,630	6,052
Legal settlements and fees[e]	12	600	(1,556)	(1,141)	2,998
Impairment charges[f]	—	166	—	2,070	16,248
Loss on disposal of fixed assets	159	364	60	219	364
Gain on lease termination	(308)	(45)	(10)	(542)	(64)
Other (income) expense, net	(5)	7	(425)	(447)	(20)
Equity compensation	1,637	1,340	1,771	6,894	5,403
Applicant tracking system costs[g]	280	690	406	1,376	2,033
Net income attributable to noncontrolling interest in subsidiary[h]	—	210	—	—	820
Adjusted EBITDA[a]	$80,933	$11,500	$30,127	$162,053	$36,322
Adjusted EBITDA margin[a]	12.6%	5.3%	8.0%	9.7%	4.3%

Adjusted EPS:[i]
Numerator:
Net income (loss) attributable to common stockholders	$77,573	$4,612	$23,433	$132,002	$(12,962)
Non-GAAP adjustments - pretax:
Acquisition and integration-related costs[c]	83	—	61	1,068	77
Restructuring costs[d]	239	842	318	2,630	6,052
Legal settlements and fees[e]	12	600	(1,556)	(1,141)	2,998
Impairment charges (excluding rebranding impacts)[f]	—	166	—	2,070	16,248
Rebranding impairments and accelerated amortization[f]	—	—	—	—	3,075
Applicant tracking system costs[g]	280	690	406	1,376	2,033
Nonrecurring income tax adjustments[j]	(25,188)	(18)	—	(23,246)	295
Tax impact of non-GAAP adjustments	(158)	(2)	(1)	(172)	(992)
Adjusted net income attributable to common stockholders - non-GAAP	$52,841	$6,890	$22,661	$114,587	$16,824

Denominator:
Weighted average common shares - basic, GAAP	36,974	36,177	36,963	36,689	36,088
Dilutive impact of share-based payments[k]	762	601	619	703	340
Adjusted weighted average common shares - diluted, non-GAAP	37,736	36,778	37,582	37,392	36,428

Reconciliation:
Diluted EPS, GAAP	$2.07	$0.13	$0.62	$3.53	$(0.36)
Non-GAAP adjustments - pretax:
Acquisition and integration-related costs[c]	—	—	—	0.03	—
Restructuring costs[d]	—	0.02	0.01	0.06	0.16
Legal settlements and fees[e]	—	0.02	(0.03)	(0.02)	0.09
Impairment charges (excluding rebranding impacts)[f]	—	—	—	0.05	0.45
Rebranding impairments and accelerated amortization[f]	—	—	—	—	0.09
Applicant tracking system costs[g]	—	0.02	0.01	0.03	0.05
Nonrecurring income tax adjustments[j]	(0.67)	—	—	(0.62)	0.01
Tax impact of non-GAAP adjustments	—	—	—	—	(0.03)
Adjusted EPS, non-GAAP[i]	$1.40	$0.19	$0.61	$3.06	$0.46

Cross Country Healthcare, Inc.
Consolidated Balance Sheets
(Unaudited, amounts in thousands)

	December 31,	December 31,
	2021	2020

Assets
Current assets:
Cash and cash equivalents	$1,036	$1,600
Accounts receivable, net	493,910	170,003
Prepaid expenses	7,648	5,455
Insurance recovery receivable	5,041	4,698
Other current assets	638	1,355
Total current assets	508,273	183,111
Property and equipment, net	15,833	12,351
Operating lease right-of-use assets	7,488	10,447
Goodwill	119,490	90,924
Trade names, indefinite-lived	5,900	5,900
Other intangible assets, net	42,344	34,831
Non-current deferred tax assets	11,525	—
Other non-current assets	21,956	19,409
Total assets	$732,809	$356,973

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued expenses	$109,753	$49,877
Accrued employee compensation and benefits	65,580	35,540
Current portion of debt	4,176	2,425
Operating lease liabilities - current	4,090	4,509
Income tax payable	7,307	8
Current portion of earnout liability	7,500	—
Other current liabilities	1,364	1,064
Total current liabilities	199,770	93,423
Long-term debt, less current portion	176,366	53,408
Operating lease liabilities - non-current	10,853	15,234
Non-current deferred tax liabilities	190	6,592
Long-term accrued claims	25,314	25,412
Non-current earnout liability	9,000	—
Other long-term liabilities	13,788	7,995
Total liabilities	435,281	202,064

Commitments and contingencies

Stockholders' equity:
Common stock	4	4
Additional paid-in capital	321,552	310,388
Accumulated other comprehensive loss	(1,293)	(1,280)
Accumulated deficit	(22,735)	(154,737)
Total Cross Country Healthcare, Inc. stockholders' equity	297,528	154,375
Noncontrolling interest in subsidiary	—	534
Total stockholders' equity	297,528	154,909
Total liabilities and stockholders' equity	$732,809	$356,973

Cross Country Healthcare, Inc.
Segment Data[l]
(Unaudited, amounts in thousands)

	Three Months Ended						Year-over-Year		Sequential
	December 31,	% of	December 31,	% of	September 30,	% of	% change		% change
	2021	Total	2020	Total	2021	Total	Fav (Unfav)		Fav (Unfav)

Revenue from services:
Nurse and Allied Staffing	$620,446	97%	$199,177	92%	$356,139	95%	211.5%		74.2%
Physician Staffing	20,233	3%	16,429	8%	18,766	5%	23.2%		7.8%
	$640,679	100%	$215,606	100%	$374,905	100%	197.2%		70.9%

Contribution income:[m]
Nurse and Allied Staffing	$92,392		$22,835		$40,645		304.6%		127.3%
Physician Staffing	1,428		942		910		51.6%		56.9%
	93,820		23,777		41,555		294.6%		125.8%

Corporate overhead[n]	14,816		14,907		12,049		0.6%		(23.0)%
Depreciation and amortization	2,720		2,199		2,680		(23.7	) %	(1.5)%
Acquisition and integration-related costs[c]	83		—		61		(100.0	) %	(36.1)%
Restructuring costs[d]	239		842		318		71.6%		24.8%
Impairment charges[f]	—		166		—		100.0%		—%
Income from operations	$75,962		$5,663		$26,447		NM		187.2%

	Year Ended						Year-over-Year
	December 31,	% of	December 31,	% of			% change
	2021	Total	2020	Total			Fav (Unfav)

Revenue from services:
Nurse and Allied Staffing	$1,605,781	96%	$768,483	92%			109.0%
Physician Staffing	70,871	4%	67,934	8%			4.3%
	$1,676,652	100%	$836,417	100%			100.5%

Contribution income:[m]
Nurse and Allied Staffing	$205,738		$74,169				177.4%
Physician Staffing	4,328		3,619				19.6%
	210,066		77,788				170.0%

Corporate overhead[n]	55,142		51,900				(6.2)%
Depreciation and amortization	9,852		12,671				22.2%
Acquisition and integration-related costs[c]	1,068		77				NM
Restructuring costs[d]	2,630		6,052				56.5%
Impairment charges[f]	2,070		16,248				87.3%
Income (loss) from operations	$139,304		$(9,160)				NM

NM-Not meaningful.

Cross Country Healthcare, Inc.
Summary Condensed Consolidated Statements of Cash Flows
(Unaudited, amounts in thousands)

	Three Months Ended			Year Ended
	December 31,	December 31,	September 30,	December 31,	December 31,
	2021	2020	2021	2021	2020

Net cash (used in) provided by operating activities	$(73,365)	$1,929	$(2,831)	$(85,618)	$27,204
Net cash used in investing activities	(4,686)	(956)	(1,888)	(34,046)	(4,615)
Net cash provided by (used in) financing activities	78,226	(2,827)	(12,569)	119,094	(22,010)
Effect of exchange rate changes on cash	19	8	3	6	(11)
Change in cash and cash equivalents	194	(1,846)	(17,285)	(564)	568
Cash and cash equivalents at beginning of period	842	3,446	18,127	1,600	1,032
Cash and cash equivalents at end of period	$1,036	$1,600	$842	$1,036	$1,600

Cross Country Healthcare, Inc.
Other Financial Data
(Unaudited)

	Three Months Ended			Year Ended
	December 31,	December 31,	September 30,	December 31,	December 31,
	2021	2020	2021	2021	2020

Consolidated gross profit margin[o]	23.0%	25.2%	22.4%	22.4%	24.2%

Nurse and Allied Staffing statistical data:
FTEs[p]	11,520	5,798	9,003	8,679	6,037
Average Nurse and Allied Staffing revenue per FTE per day[q]	$582	$368	$425	$503	$343

Physician Staffing statistical data:
Days filled[r]	12,739	9,911	12,187	44,169	38,987
Revenue per day filled[s]	$1,588	$1,658	$1,540	$1,605	$1,742

(a)

Adjusted EBITDA, a non-GAAP financial measure, is defined as net income (loss) attributable to common stockholders before interest expense, income tax expense (benefit), depreciation and amortization, acquisition and integration-related costs, restructuring costs, legal settlements and fees, impairment charges, gain or loss on derivative, loss on early extinguishment of debt, gain or loss on disposal of fixed assets, gain or loss on sale of business, other expense (income), net, equity compensation, applicant tracking system costs, and includes net income attributable to noncontrolling interest in subsidiary. Adjusted EBITDA should not be considered a measure of financial performance under GAAP. Management presents Adjusted EBITDA because it believes that Adjusted EBITDA is a useful supplement to net income attributable to common stockholders as an indicator of operating performance. Management uses Adjusted EBITDA for planning purposes and as one performance measure in its incentive programs for certain members of its management team. Adjusted EBITDA, as defined, closely matches the operating measure as defined by the Company's credit facilities. Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA by the Company's consolidated revenue.

(b)

The release of the majority of the valuation allowance on deferred tax assets as of December 31, 2021 resulted in an income tax benefit of $4.3 million for the three months ended December 31, 2021 and income tax expense of $1.2 million for the year ended December 31, 2021.

(c)

Acquisition and integration-related costs include costs for legal and advisory fees, as well as integration costs, for the WSG acquisition that closed late in the second quarter of 2021, and legal and professional fees for the Selected acquisition that closed late in the fourth quarter of 2021, and valuation adjustments related to the contingent consideration liability for the Mediscan acquisition that were incurred in 2020.

(d)	Restructuring costs are primarily comprised of employee termination costs, lease-related exit costs, and reorganization costs as part of planned cost savings initiatives.
(e)

Legal settlements and fees include legal settlement charges as presented on the consolidated statements of operations as well as legal fees pertaining to non-operational legal matters outside the normal course of operations which are included in selling, general and administrative expenses. For the year ended December 31, 2021, legal settlements and fees resulted in a net benefit of $1.1 million due to a recovery in the third quarter of $1.6 million. For the year ended December 31, 2020, we incurred $3.0 million in legal fees related to an ongoing legal matter outside the normal course of operations.

(f)

Impairment charges for the year ended December 31, 2021 were comprised of $2.0 million related to right-of-use assets and related property in connection with leases that were vacated during the second quarter and $0.1 million related to the write-off of a discontinued software development project. Impairment charges in 2020 of $16.2 million were comprised of $10.7 million primarily related to goodwill and other intangible assets for the former Search business and $5.5 million related to right-of-use assets and related property and equipment in connection with leases that were vacated during the year. Rebranding impairments and accelerated amortization related to finite-lived trade names in connection with the rebranding initiatives.

(g)

Applicant tracking system costs are related to the Company's project to replace its legacy system supporting its travel nurse staffing business. These costs are reported in selling, general and administrative expenses on the consolidated statement of operations and included in corporate overhead in segment data.

(h)

Cross Country Talent Acquisition Group, LLC was controlled by the Company but not wholly owned. The Company recorded the ownership interest of the noncontrolling shareholder as noncontrolling interest in subsidiary. Effective December 31, 2020, the sole professional staffing services agreement held by this joint venture was terminated and, as a result, the Company dissolved Cross Country Talent Acquisition Group, LLC in the third quarter of 2021. The Company subsequently entered into a direct staffing agreement with the hospital system.

(i)

Adjusted EPS, a non-GAAP financial measure, is defined as net income (loss) attributable to common stockholders per diluted share before the diluted EPS impact of acquisition and integration-related costs, restructuring costs, legal settlements and fees, impairment charges, rebranding impairments and accelerated amortization, gain or loss on derivative, loss on early extinguishment of debt, gain or loss on sale of business, applicant tracking system costs, and nonrecurring income tax adjustments. Adjusted EPS should not be considered a measure of financial performance under GAAP. Management presents Adjusted EPS because it believes that Adjusted EPS is a useful supplement to its reported EPS as an indicator of operating performance. Management believes it provides a more useful comparison of the Company's underlying business performance from period to period and is more representative of the future earnings capacity of the Company.

(j)

Non-recurring income tax adjustment for the year ended December 31, 2021 reflects the reversal of the majority of the valuation allowance on deferred tax assets, as well as the establishment of a valuation allowance related to a state rate change as a result of the WSG acquisition.

(k)	Due to the net loss for the year ended December 31, 2020, 340 shares (in thousands) were excluded from diluted weighted average shares.
(l)

Segment data provided is in accordance with the Segment Reporting Topic of the FASB ASC. In the first quarter of 2021, the Company modified its reportable segments and now discloses two reportable segments - Nurse and Allied Staffing and Physician Staffing beginning in the first quarter of 2021. Revenue in the amount of $2.8 million and $10.5 million, and contribution income of $0.6 million and contribution loss of $1.1 million, included in the previously-reported Search segment have been reclassified to Nurse and Allied Staffing for the three months and year ended December 31, 2020, respectively.

(m)

Contribution income is defined as income (loss) from operations before depreciation and amortization, acquisition and integration-related costs, restructuring costs, legal settlement charges, impairment charges, and corporate overhead. Contribution income is a financial measure used by management when assessing segment performance.

(n)

Corporate overhead includes unallocated executive leadership and other centralized corporate functional support costs such as finance, IT, legal, human resources, and marketing, as well as public company expenses and corporate-wide projects (initiatives).

(o)

Gross profit is defined as revenue from services less direct operating expenses. The Company's gross profit excludes allocated depreciation and amortization expense. Gross profit margin is calculated by dividing gross profit by revenue from services.

(p)	FTEs represent the average number of Nurse and Allied Staffing contract personnel on a full-time equivalent basis.
(q)	Average revenue per FTE per day is calculated by dividing the Nurse and Allied Staffing revenue, excluding permanent placement, per FTE by the number of days worked in the respective periods.
(r)	Days filled is calculated by dividing the total hours invoiced during the period, including an estimate for the impact of accrued revenue, by 8 hours.
(s)	Revenue per day filled is calculated by dividing revenue as reported by days filled for the period presented.

Contacts

Cross Country Healthcare, Inc.
William J. Burns, 561-237-2555
Executive Vice President & Chief Financial Officer
wburns@crosscountry.com